UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 10, 2012

APEX 5, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54758	45-5529607
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4 Wilder Drive #7

Plaistow, NH 03865

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(603) 382-8481

 (ISSUER TELEPHONE NUMBER)

460 Brannan Street

Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On December 10, 2012, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to Michael R. Rosa at a purchase price of $40,000. In aggregate, these shares represent 100% of the Registrant’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owns no shares of the Registrant’s stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On December 10, 2012, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with Michael R. Rosa and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Michael R. Rosa as President, Chief Executive Officer, Secretary, Chief Financial Officer and Chairman of the Board of Directors of the Registrant.

Biographical Information for Michael R. Rosa

Michael R. Rosa, Age 53, President, Chief Executive Officer, Secretary, Chief Financial Officer and Chairman of the Board of Directors

Mr. Rosa currently serves as Chief Executive Officer, President and Director of ENCO Industries, Inc. Mr. Rosa is an entrepreneur and co-founder of ENCO Industries. From ENCO Industries’ original inception as Environmental Container in May 1994, Mr. Rosa has successfully guided the company through its transition as a start-up, including design, engineering and development of its proprietary waste packaging products and subsequent subsidiary companies. Mr. Rosa was the principal driving force behind the company’s organic growth which segued into other synergistic business achievements in related industries.

From 1994 to 2000, Mr. Rosa served as Vice President of Sales for ENCO. Originally formed as Environmental Container, then renamed ENCO Container Service (ECS), ECS is an industrial container and packaging distributor. From 2000 to 2004, Mr. Rosa was Vice President of Environmental Packaging Technologies (EPT), an affiliate of ENCO, where UN & DOT Certified waste disposal containment products were developed for hazardous waste disposal.

The advancement of this proprietary waste packaging technology at ENCO and EPT fostered the development and application of other synergistic environmental clean-up products. In 2008, ENCO Industries was formed and introduced as the parent company. Mr. Rosa’s past business expertise has been in the environmental and pollution control recovery industries where he participated in several business expansions and acquisitions.

Mr. Rosa attended the University of Lowell, where he studied Mechanical Engineering and also attended Northern Essex College with a concentration in Business Administration.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at APEX 5, Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Not applicable.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 5, Inc.

By:  /s/ Michael R. Rosa

Name:  Michael R. Rosa

Title: Chief Executive Officer

Dated: December 13, 2012